Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Prospectuses and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of American Enterprise Life Insurance Company in the Post-Effective Amendment No. 10 to the Registration Statement (Form S-1, 333-65080) for the American Express Innovations(SM) Variable Annuity, Evergreen Essential(SM) Variable Annuity, Evergreen New Solutions Variable Annuity, and American Express Innovations Classic Variable Annuity Contracts to be offered by American Enterprise Life Insurance Company.



/s/ Ernst & Young
------------------
    Ernst & Young
    Minneapolis, Minnesota
    January 30, 2002